SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 14, 2011


                        VICTORIA INTERNET SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

             Nevada                      333-165301               27-1320213
  (State or other jurisdiction          (Commission             (IRS Employer
of incorporation or organization)       File number)         Identification No.)

                            Office 1 The Falls Centre
                           Corner Great North and Webb
                             Northmead, Benoni 1522
                              Union of South Africa
               (Address of principal executive offices) (Zip Code)

                                 +27 11 425 1666
              (Registrant's Telephone Number, Including Area Code)

                                       NA
                  (Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

     On November 14, 2011, the Registrant filed a Certificate of Amendment to its Certificate of Incorporation which affected a fifty for one forward stock split. The amendment was approved by out then sole director and majority stockholder by written action without a meeting. The certificate of amendment also increased the number of shares of common stock which the corporation is authorized to issue from 100,000,000 to 250,000,000 and authorized the issuance of up to 20,000,000 shares of preferred stock in series with such rights, privileges, preferences and limitations as the board of directors may determine. The board of directors has not designated and has no present plans to designate any shares of preferred stock. As a result of the forward stock split, the number of shares of common stock which the Registrant hasd issued and outstanding increased from 4,675,000 to 233,750,000.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

NA

(b) Pro-Forma Financial Information

NA

(c) Exhibits

3.1 Certificate of Amendment to Certificate of Incorporation, filed November 14, 2011.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victoria Internet Services, Inc.


By: /s/ John Storey, CEO
    --------------------------------------
    John Storey, CEO

Dated: December 27, 2011

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